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                                                       EXHIBIT NO. EX-99.h.1.vii

                        DIMENSIONAL INVESTMENT GROUP INC.

                            TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER SEVEN

     THIS ADDENDUM is made as of the 19th day of March, 2002, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation" (the "Transfer Agent" or "PFPC").

                                   WITNESSETH:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended, (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent; and

     WHEREAS, PFPC presently provides such services to the portfolio of the Fund designated as the AAM/DFA Two-Year Corporate Fixed Income Portfolio, which portfolio shall be renamed the AAM/DFA Two-Year Fixed Income Portfolio, and which is listed on Schedule B attached hereto; and

     WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

     1. The Agreement is amended to provide that those portfolios set forth on "Schedule B, Portfolios of Dimensional Investment Group Inc., Amended and Restated March 31, 2002," which is attached hereto, shall be "Shares" under the Agreement.

     2. The fee schedules of the Transfer Agent applicable to the Shares shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.


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     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be March 31, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Seven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DIMENSIONAL INVESTMENT GROUP INC.

                                            By:   /s/ Catherine L. Newell
                                                 ---------------------------
                                                  Catherine L. Newell
                                                  Vice President and Secretary

                                            PFPC INC.

                                            By:   /s/ Joseph Gramlich
                                                 ----------------------------
                                                  Joseph Gramlich
                                                  Executive Vice President


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                                                            AMENDED AND RESTATED
                                                                  MARCH 31, 2002

                                   SCHEDULE B

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                 THE DFA U.S. SMALL CAP INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                        U.S. SMALL CAP VALUE PORTFOLIO II
                      THE DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   AAM/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                     AAM/DFA TWO-YEAR FIXED INCOME PORTFOLIO
                      AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                           U.S. SMALL CAP PORTFOLIO K
                        U.S. LARGE CAP VALUE PORTFOLIO K
                         U.S. SMALL XM VALUE PORTFOLIO K
                         U.S. LARGE COMPANY PORTFOLIO K
                       DFA INTERNATIONAL VALUE PORTFOLIO K
                          EMERGING MARKETS PORTFOLIO K
                      DFA ONE-YEAR FIXED INCOME PORTFOLIO K
                  DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K